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                                  EXHIBIT 16

                         Letter of Former Accountants
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                                                                      Exhibit 16

March 17, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Peoples Building and Loan Association (copy attached), which we understand will be filed with the Commission as part of the Company's Form SB-2. We agree with the statements concerning our Firm in such Form SB-2.

Very truly yours,

/s/ Umbach & Associates

UMBACH & ASSOCIATES

Attachment